Exhibit 99.1

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Q2 FY2006
Earnings Conference Call

April 26, 2006

© 2006 Avaya Inc. All rights reserved.

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. Actual future results may vary materially. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed and you are cautioned not to place undue reliance on these forward-looking statements.

The risks and uncertainties referred to above include, but are not limited to: supply issues related to our outsourced manufacturing operations; price and product competition; rapid or disruptive technological development, including the effects of the technology shift from traditional TDM to IP telephony; dependence on new product development; the mix of our products and services; customer demand for our products and services, including risks specifically associated with the services business and, in particular, the maintenance and rental and managed services lines of business, primarily due to renegotiations of customer contracts and changes in scope, pricing pressures and cancellations; general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations; risks related to inventory, including warranty costs, obsolescence charges, excess capacity, material and labor costs, and our distributors’ decisions regarding their own inventory level; the economic, political and other risks associated with international sales and operations, including increased exposure to currency fluctuations and to European economies as a result of our acquisition of Tenovis; the ability to successfully integrate acquired companies, including Tenovis, which has required significant management time and attention; the ability to attract and retain qualified employees; control of costs and expenses; U.S. and non-U.S. government regulation; and the ability to form and implement alliances.

For a further list and description of such risks and uncertainties, see the reports filed by Avaya with the SEC, which are available at www.sec.gov, particularly the information contained in Part I, Item 1, entitled “Forward Looking Statements”, of our fiscal 2005 Form 10-K and in Part I, Item 2, entitled “Forward Looking Statements” of our Form 10-Q for the first quarter of fiscal 2006 . Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Presentation:  Unless indicated otherwise, all results are presented in accordance with accounting principles generally accepted in the United States (GAAP).

Q2 FY2006 Results

•                  IP line shipments up in mid 30% range and sales of products rose 9% year over year

•                  U.S. sales of products grew 14%

•                  Product supply issues, erosion in rental and maintenance businesses had negative impact

•                  Gross margin rose to 46.7% compared with 46.1% a year ago

•                  Operating income was $53 million

•                  Includes restructuring charge of $20 million

•                  Net income was $38 million or 8 cents per diluted share

•                  Includes $13 million after-tax or 3 cents per diluted share impact of the restructuring charge

•                  Cash flow from operations was $169 million up $73 million year over year

Revenue Summary
Year over Year Change

	As Reported	Constant Currency

Revenue

Sales of products	9.2%	11.2%

Services	- 2.2%	- 1.0%

Rental and managed services	- 12.7%	- 7.5%

Total	1.3%	3.4%

Revenue
Quarterly Trend

[CHART]

Revenue by Geography

Dollars in millions	Q2 FY06	Q2 FY05	YoY Change	YoY Change at Constant Currency

U.S.	$719	$689	4.4%	4.3%

Outside the U.S.:

EMEA - Europe/Middle East/Africa	356	387	-8.0%	-1.0%

APAC - Asia Pacific	99	89	11.2%	14.1%

Americas, non-U.S.	64	57	12.3%	5.9%

Total outside the U.S.	519	533	-2.6%	2.3%

Total revenue	$1,238	$1,222	1.3%	3.4%

Revenue by Channel

Dollars in millions	Q2 FY06	Q2 FY05	YoY Change

Direct	$250	$265	-5.7%

Indirect	340	278	23.4%

Total sales of products	$593	$543	9.2%

Revenue mix	Q2 FY06	Q2 FY05

Direct	42%	49%

Indirect	58%	51%

Total sales of products	100%	100%

Gross Margin and Operating Expenses

Dollars in millions	Q2 FY06	Q2 FY05	YoY Change

Revenue

Sales of products	$593	$543	9.2%

Services	487	498	-2.2%

Rental and managed services	158	181	-12.7%

	$1,238	$1,222	1.3%

Gross Margin %

Sales of products	53.6%	54.9%	-1.3%

Services	34.9%	31.9%	3.0%

Rental and managed services	57.0%	58.6%	-1.6%

	46.7%	46.1%	0.6%

Operating Expenses

Selling, general and administrative	399	406	-1.7%

Research and development	106	105	1.0%

Restructuring charge	20	—	100.0%

	525	511	2.7%

Operating and Net Income

Dollars in millions	Q2 FY06	Q2 FY05	YoY Change

Operating Income	53	52	1.9%

Other income (expense), net	6	—

Interest expense	(2)	(5)

Income from Continuing Operations	57	47	21.3%

Provision for income taxes	19	11

Income from Continuing Operations	38	36

Loss from Discontinued Operations	—	—

Net Income	$38	$36

•                  Operating income for Q2 FY06 includes $20 restructuring charge

•                  Net income for Q2 FY06 includes effective tax rate of 33.3%

Gross and Operating Margins

Gross Margin ($M)

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Operating Income ($M)

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Segment Results
Global Communications Solutions

Dollars in millions	Q2 FY06	Q2 FY05	YoY Change

Large Communications Systems	$414	$393	5.3%

Small Communications Systems	94	78	20.5%

Converged Voice Applications	141	145	-2.8%

Other	12	9	33.3%

Total revenue - GCS	$661	$625	5.8%

Revenue ($M)

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Operating Income (Loss) ($M)

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Segment Results
Avaya Global Services

Dollars in millions	Q2 FY06	Q2 FY05	YoY Change

Maintenance	$366	$377	-2.9%

Implementation and integration services	120	123	-2.4%

Managed services	90	96	-6.3%

Other	1	1	0.0%

Total revenue - AGS	$577	$597	-3.4%

Revenue ($M)

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Operating Income ($M)

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Cash Flows
Operating Cash Flow of $275 million

($ in millions)	Six Months Ended 3/31/06

Net Cash Provided by Operating Activities	$275

Net Cash Used in Investing Activities	(99)

Net Cash Used in Financing Activities	(179)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(2)

Net Decrease in Cash and Cash Equivalents	(5)

Cash and Cash Equivalents at beginning of fiscal year	750

Cash and Cash Equivalents at end of period	$745

Balance Sheet
Cash

Cash outlays in Q2:
• $47M for capex & capitalized software
• $103M share repurchases

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Balance Sheet
Debt

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Balance Sheet
Net Cash*

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* Net Cash is defined as cash and cash equivalents less total debt. At 3/31/06 this amount is calculated as cash and cash equivalents of $745M less total debt of $29M. Net cash is a non GAAP financial measure.

Share Repurchase Program

Shares Repurchased (in millions)

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•  Share repurchase program approved by the board during Q3 FY05

•  Authorization to repurchase shares up to $500 million over a two-year time period ending in Q3 FY07

•  As of Q2 FY06, $300 million used for share repurchases

Key Areas of Focus

•                  Continue to generate product sales growth

•                  Sales of products for the first half of the year is up 8% year over year

•                  Resolving product supply issue is a top priority

•                  Stabilize our maintenance and rental businesses

•                  Effectively manage and maintain the value of our traditional base

•                  Roll out and gain traction with new offers

•                  Expand managed service offerings

•                  Continue to improve closure rate

•                  Beginning to gain traction, but more room for improvement

•                  Continue to manage our cost and expense structure

•                  Planning additional actions in Europe

•                  Generate significant cash flow

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Q2 FY2006
Earnings Conference Call

April 26, 2006